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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our Report dated October 14, 1999, except for the convenience translation of the financial statements into U.S. dollars as to which the date is November 23, 1999, with respect to the financial statements of Petrini S.p.A. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, included in the Registration Statement on Form S-4 of IAT Multimedia Inc.


Perugia, Italy
December 2, 1999

                                                    Reconta Ernst & Young S.p.A.